EXHIBIT 99.2

PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

Pro forma Combined Condensed financial information of Bridgeline Software and Subsidiaries	F-2

Pro Forma Combined Condensed Balance Sheet as of June 30, 2008 (unaudited)	F-3

Pro Forma Combined Condensed Statements of Operations for the year ended September 30, 2007 (unaudited)	F-4

Pro Forma Combined Condensed Statements of Operations for the nine months ended June 30, 2008 (unaudited)	F-5

Notes and Assumptions to Pro Forma Combined Condensed Financial Information (unaudited)	F-6

BRIDGELINE SOFTWARE, INC. AND INDIGIO GROUP, INC.
PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
(UNAUDITED)

On July 1, 2008. Bridgeline Software, Inc. a Delaware corporation (“Bridgeline Software”) entered into an Agreement and Plan of Merger (“the Merger Agreement”) with Indigio Group, Inc., and Colorado corporation (“Indigio”), and the stockholders of Indigio, and completed the acquisition of Indigio.

The Merger Agreement sets forth the terms and conditions pursuant to which Bridgeline Software acquired all the outstanding capital stock of Indigio in exchange for consideration paid to Indigio’s stockholders, consisting of  (i) issued to Indigio’s shareholders a total of 1,127,810 shares of Bridgeline Software Common Stock, and (ii) $600,000 in cash (iii) the payment of $194,546 of indebtedness owed by Indigio, and (iv) deferred compensation of up to $2,100,000, payable in cash quarterly over 14 consecutive calendar quarters after the acquisition, contingent upon Indigio achieving certain financing goals during such period.

The following unaudited pro forma combined condensed balance sheet as of  June 30, 2008 and unaudited pro forma combined condensed statements of operations for the year ended September 30, 2007 and the nine months ended June 30, 2008 (collectively, the "Unaudited Pro Forma Statements") were prepared to give effect to the Merger accounted for under the purchase method of accounting. The unaudited pro forma combined condensed balance sheet assumes that the Merger occurred on July 1, 2007. The unaudited pro forma combined condensed statements of operations for the year ended September 30, 2007 and for the nine months ended June 30, 2008 assume that the Merger occurred on October 1, 2007.  The Unaudited Pro Forma Statements are based on the historical consolidated financial statements of Bridgeline Software and Indigio under the assumptions and adjustments set forth in the accompanying notes to the Unaudited Pro Forma Statements. The combined financial information for the fiscal year ended September 30, 2007 has been obtained from the consolidated financial statements of Bridgeline Software for the year ended September 30, 2007 and financial statements of Indigio for the year ended December 31, 2007. The combined financial information for the nine months ended June 30, 2008 has been obtained from the unaudited consolidated financial statements of Bridgeline Software and Indigio and includes, in the opinion of Bridgeline Software's and Indigio's managements, all adjustments necessary to present fairly the data for such period. The Unaudited Pro Forma Statements may not be indicative of the results that actually would have occurred if the Merger had been in effect on the dates indicated or which may be obtained in the future.

The pro forma adjustments are based upon available information and upon certain assumptions as described in the notes to the Unaudited Pro Forma Statements that Bridgeline Software's management believes are reasonable in the circumstances. The purchase price has been allocated to the acquired assets and liabilities based on a preliminary independent appraisal of their respective values.  Although Bridgeline Software believes, based on available information, that the fair values and allocation of the purchase price included in the Unaudited Pro Forma Statements are reasonable estimates, final purchase accounting adjustments will be made on the basis of evaluations and estimates which are in progress, but have not yet been finalized. As a result, final allocation of costs related to the Merger may differ from that presented herein. The Unaudited Pro Forma Statements and accompanying notes should be read in conjunction with the consolidated financial statements and accompanying notes thereto of Bridgeline Software included in its Annual Report on Form 10-K for the year ended September 30, 2007 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.

BRIDGELINE SOFTWARE, INC. AND INDIGIO GROUP, INC.
PRO FORMA COMBINED CONDENSED BALANCE SHEET AS OF JUNE 30, 2008
(UNAUDITED)

			Pro Forma		Pro Forma
(in thousands)	Bridgeline	Indigio	Adjustments		Combined

Assets
Current assets:
Cash and cash equivalents	$2,274	$18	$(600)	(a)	$1,692
Accounts receivable, net	2,872	775	—		3,647
Unbilled receivables	1,691				1,691
Prepaid expenses and other current assets	545	35	—		580
Deferred income taxes		—	—		—

Total current assets	7,382	828	(600)		7,610
					—
Property and equipment, net	1,197	201	—		1,398
Definite-lived intangible assets	2,177	—	1,300	(b)	3,477
Goodwill	16,972	411	2,344	(b)	19,727
Other assets	629	30	—		659
Deferred income taxes		—	—		—

Total assets	$28,357	$1,470	$3,044		$32,871

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$2,282	$756	$75	(a)	$3,113
Capital lease obligations - current	115	23	—		138
Deferred revenue	590	75	—		665
Short term debt	—	70	—		70

Total current liabilities	2,987	924	75		3,986

Capital lease obligations, less current	133	25			158
Other long term liabilities	19	60			79
Notes payable, less current		121			121

Total liabilites	3,139	1,130	75		4,344

Commitments and contingencies

Stockholders' equity:					—
Common stock	10	13	(10)	(d)	13
Additional paid-in capital	31,121	2,019	1,287	(d)	34,427
Retained earnings (deficit)	(5,844)	(1,692)	1,692	(d)	(5,844)
Accumulated other comprehensive loss	(69)	—			(69)

Total stockholders' equity	25,218	340	2,969		28,5527

Total liabilities and stockholders' equity	$28,357	$1,470	$3,044		$32,871

See accompanying notes to the pro forma combined condensed financial information.

BRIDGELINE SOFTWARE, INC. AND INDIGIO GROUP, INC.
PRO FORMA COMBINED CONDENSED STATEMENT
OF OPERATIONS FOR THE YEAR ENDED SEPTEMBER 30, 2007
(UNAUDITED)

(in thousands,except per share data)			Pro Forma		Pro Forma
	Bridgeline	Indigio	Adjustments		Combined
Revenues:	$11,151	$6,046	$		$17,197
Total revenues	11,151	6,046	—		17,197

Cost of revenues:	5,020	3,136			8,156
Total cost of revenues	5,020	3,136	—		8,156

Gross profit	6,131	2,910	—		9,167

Operating expenses:
Sales, general, and administrative	6,768	2,460			9,228
Depreciation and amortization	369	224	260	(c)	853

Total operating expenses	7,137	2,684	260		10,081

Loss from operations	(1,006)	(226)	(260)		(1,040)

Interest income(expense),net	(924)	(53)	—		(977)
Other income (expense), net	33		—		33

Loss before income taxes	(1,897)	(173)	(260)		(1,984)

Income taxes	—	—			—

Net loss	$(1,897)	$(173)	$(260)		$(1,984)

Net loss per share
Basic and diluted	$(0.36)		$(0.23)		$(0.31)

Weighted average number of common shares
Basic and diluted	5,285		1,128	(e)	6,413

See accompanying notes to the pro forma combined condensed financial information.

BRIDGELINE SOFTWARE, INC. AND INDIGIO GROUP, INC.
PRO FORMA COMBINED CONDENSED STATEMENT
OF OPERATIONS FOR THE NINE MONTHS ENDED JUNE 30, 2008
(UNAUDITED)

			Pro Forma		Pro Forma
(in thousands,except per share data)	Bridgeline	Indigio	Adjustments		Combined

Revenues:	15,301	4,786			20,087
Total revenues	15,301	4,786	—		20,087

Cost of revenues:	7,112	2,613			9,725
Total cost of revenues	7,112	2,613	—		9,725

Gross profit	8,189	2,173	—		10,362

Operating expenses:
Sales and marketing	7,320	1,667			8,987
Depreciation and amortization	704	164	195	(c)	1,063

Total operating expenses	8,024	1,831	195		10,050

Loss from operations	165	342	(195)		312

Interest income (expense),net	37	(34)	—		3
Other income (expense), net	14				14

Income before income taxes	216	308	(195)		329

Income taxes	—	—			—

Loss from continuing operations	$216	$308	$(195)		$329

Net income(loss) per share:
Basic	$0.02				$0.03
Diluted	$0.02				$0.03

Weighted average number of common shares:
Basic	9,138		846	(e)	9,984
Diluted	9,260		846	(e)	10,106

See accompanying notes to the pro forma combined condensed financial information.

BRIDGELINE SOFTWARE, INC. AND INDIGIO GROUP, INC.
NOTES AND ASSUMPTIONS TO PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
(UNAUDITED)

1.
The pro forma information presented is theoretical in nature and not necessary indicative of the future consolidated results of operations of the combined companies or the consolidated results of operations which would have resulted had the Merger taken place during the periods presented. The Unaudited Pro Forma Statements reflect the effects of the Merger. The unaudited pro forma combined condensed balance sheet assumes that the Merger and related events occurred as of June 30, 2008.  The unaudited pro forma combined condensed statements of operations for the year ended September 30, 2007 and for the nine months ended June 30, 2008 assume that Merger and related events occurred as of October 1, 2006 and October 1, 2007, respectively.

2.	PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENT ADJUSTMENTS

(a)    The purchase price for the Merger was determined as follows:

Bridgeline common stock issued to Indigio stockholders	$3,299,884
Cash received by Indigio stockholders	600,000
Assumed debt	191,000
Acquisition costs	75,000
Total estimated purchase price	$4,165,884

(b)    The actual allocation of the purchase price will be based on the estimated fair values of net assets of Bridgeline at the consummation of the Merger. For purposes of the pro forma combined financial statements, such allocation has been estimated as follows:

Net Assets of Indigio at June 30, 2008	$110,504
Non-Compete Agreement	150,000
Customer Contracts	1,150,000
Goodwill	2,755,380
Total estimated purchase price	$4,165,884

The above amounts do not include $2,100,000 in deferred contingent consideration based on the achievement of certain operating objectives post acquisition

(c)   Amortization of the customer contracts and non-compete agreement will be over the estimated useful lives of five years.  Amounts recorded for intangible assets have not been tax affected because these assets are deemed non-deductible for tax purposes.

(d)   Elimination of Indigio equity amounts.
(e)   The shares used in computing the unaudited pro forma combined net loss per share for the year ended September 30, 2007 and for the nine months ended June 30, 2008 are based upon the historical weighted average common shares outstanding adjusted to reflect the issuance as of October 1, 2006 and October 1, 2007, as applicable, of approximately 1.1 million shares of Bridgeline common stock